EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact: David Humphrey	Media Contact: Kathy Fieweger
Title: Vice President — Investor Relations	Title: Chief Marketing Officer
Phone: 479-785-6200	Phone: 479-719-4358
Email: dhumphrey@arcb.com	Email: kfieweger@arcb.com

ArcBest Corporation Announces Third Quarter 2014 Results

•                  Third quarter 2014 net income increased 40 percent from the previous year to $19.6 million and $0.72 per share or $20.1 million and $0.74 per share, excluding pension settlement charges.

•                  Increased business levels at ABF FreightSM contributed to higher revenues and improved profitability

•                  ArcBest’s emerging businesses increased third quarter revenue 23 percent

•                  Panther continued to capitalize on a strong market demand for its services as EBITDA increased 22 percent

FORT SMITH Arkansas, November 3, 2014 — ArcBest Corporation (Nasdaq: ARCB), today reported improved third quarter 2014 results reflecting business growth at ABF Freight and all of its emerging companies, including an ongoing strong performance at Panther Premium Logistics.

ArcBest’s third quarter 2014 revenue was $711.3 million compared to revenue of $623.4 million in the third quarter of 2013, an increase of 14 percent. Third quarter net income was $19.6 million and $0.72 per share, or $20.1 million and $0.74 per share excluding pension settlement charges, compared to third quarter 2013 net income of $14.0 million, and $0.52 per share, or $14.3 million and $0.53 per share excluding pension settlement charges and tax items.

At ABF Freight, third quarter revenue was $523.4 million, an 11 percent increase over $471.0 million in the same period last year. Operating income increased to $24.7 million from $17.2 million in third quarter 2013. ABF Freight’s operating ratio was 95.3 percent versus 96.3 percent in the year-ago period.

On a combined basis, revenue for ArcBest’s emerging, non-asset-based businesses increased by 23 percent. During the quarter, these businesses represented 28 percent of ArcBest’s total consolidated revenue, an increase compared to the first half of this year and a higher percentage than in all of 2013. Third quarter 2014 earnings before interest, taxes, depreciation and amortization (“EBITDA”) at the non-asset-based businesses was $13.0 million, an increase of 35 percent compared to EBITDA of $9.7 million in the third quarter of 2013.

“We continued to see strong demand for services from the ArcBest companies in the third quarter and are pleased that our commitment to provide customers easier access to our supply chain solutions is being well received,” said Judy R. McReynolds, ArcBest President and Chief Executive Officer. “Panther, in particular, reported one of its strongest quarters ever, contributing over $4 million of operating income and $7 million of EBITDA. Year-to-date through September, Panther’s EBITDA was more than $20 million.”

McReynolds noted that ABF LogisticsSM and ABF MovingSM also experienced strong gains in operating profit for the quarter and that ABF Freight continues to focus on improving the services offered to its customers, implementing important operational initiatives, and working toward increased success in the future.

ABF Freight

During the quarter, ABF Freight benefited from an LTL freight environment that was positively impacted by improving economic trends, tighter industry capacity amid driver shortages, and additional LTL shipments associated with service and demand constraints in other transportation modes.  Though new customers were added, the significant growth ABF Freight experienced during the quarter was strongly impacted by additional shipments from existing customers.  Because more freight was moving through the system, costs were incurred to maintain customer service. These higher business levels, while beneficial for long-term growth, require additional resources in the short term.

As experienced throughout the first half of the year, the pricing environment was positive, and ABF Freight was able to obtain price increases needed to improve operating margins. Third quarter total revenue per hundredweight increased by 3.0 percent over last year and improved 2.1 percent versus this year’s second quarter. During the quarter, increases in the amount of ABF Freight’s LTL shipments combined with fewer truckload-rated shipments affected the total price increases ABF secured. As previously announced, ABF Freight implemented a 5.4 percent increase in general rates and charges effective today.  This increase, the second GRI implemented during the year, impacts approximately 35 percent of ABF Freight’s business.

Though showing some improvement relative to the second quarter, the productivity of inexperienced dock employees hired as a result of historically high business growth and the associated increase of labor hours continued to impact ABF Freight’s operational results during the third quarter. Actions are actively being taken to drive productivity improvements and to reduce total labor hours to match available freight levels. In order to reduce costs and improve the transportation services offered to our customers, returning productivity to historical levels is an important priority for ABF Freight’s management team.

ABF Freight President Retires

In mid-October, ABF Freight president and CEO Roy Slagle retired after 37 years with the company.  “During his long career with ABF Freight, Roy Slagle provided dedicated service and expertise in most every area of the company,” said McReynolds. “Roy was a key contributor to ABF Freight’s success and positive reputation in the transportation industry.  I wish Roy well in his retirement and continued success in the future.”

ABF Freight’s new president is Tim Thorne, a 24-year veteran of the company. “Tim has a strong background in operations and field management at ABF Freight. With his approach to leadership and pursuit of excellence in the customer experience, ABF Freight is well positioned to succeed going forward,” McReynolds added.

Emerging, Non-Asset-Based Businesses

During the third quarter, ArcBest’s emerging businesses all generated revenue growth compared to the same period last year, highlighted by solid revenue and margin increases at Panther Premium Logistics, ABF Logistics and ABF Moving.

The improving economy and significant growth at key customer accounts contributed to Panther’s third quarter revenue increase of 26 percent and an operating income increase of 33 percent over the same period last year. Panther continues to experience strong demand for its services across all of the industry markets it serves. Increased business from several new customer accounts added during the year is also contributing to the growth in revenue and profit.

Third quarter revenues at FleetNet America® increased by 8 percent over the previous year while operating profit was moderately lower. FleetNet’s revenue growth benefited from business with several new fleet maintenance customers and improved pricing yield on existing accounts despite the effect of mild summer weather on the typical seasonal demand for emergency roadside services. The operating profit comparison to the prior year was influenced by investments to support future business growth.

Consistent with the first half of the year, ABF Logistics increased third quarter revenue by 42 percent compared to the same period of 2013, primarily due to shipment growth and higher revenue per load in its truckload brokerage division. Operating profit in the third quarter was the strongest of this year, with growth of 96 percent over the same period in 2013.

ABF Moving experienced a 16 percent revenue increase during the quarter and improved its third quarter operating profit by 80 percent. ABF Moving’s increased ability to service seasonal summer demand for household goods moving services combined with improved cost management were positive factors in the quarter.

Capital Structure and Financial Resources

ArcBest’s financial strength has provided stability through previously challenging economic periods while offering options in the ongoing pursuit of available growth opportunities. As recently announced, ArcBest’s board of directors approved an increase in the quarterly cash dividend to $0.06 per share from the previous amount of $0.03 per share. “We are pleased to make this positive change for shareholders.  In order to achieve our goals for the future, we continue to be well positioned to take advantage of acquisition and organic investment opportunities as they arise while, at the same time, improving shareholder returns,” said McReynolds.

Conference Call

ArcBest Corporation will host a conference call with company executives to discuss the 2014 third quarter results. The call will be today, Monday, November 3, at 9:30 a.m. ET (8:30 a.m. CT). Interested parties are invited to listen by calling (800) 896-0105. Following the call, a recorded playback will be available through the end of the day on December 4, 2014. To listen to the playback, dial (800) 633-8284 or (402) 977-9140 (for international callers). The conference call ID for the playback is 21735598. The conference call and playback can also be accessed, through December 4, 2014, on ArcBest’s website at arcb.com.

About ArcBest

ArcBest CorporationSM (Nasdaq: ARCB) solves complex logistics and transportation challenges. Our companies and brands — ABF FreightSM, ABF LogisticsSM, Panther Premium LogisticsSM, FleetNet America®, U-Pack® and ArcBest Technologies — apply the skill and the will with every shipment and supply chain solution, household move or vehicle repair. ArcBest finds a way.

For more information, visit arcb.com, abf.com, pantherpremium.com, fleetnetamerica.com and upack.com. ArcBest CorporationSM. The Skill & The WillSM.

Forward-Looking Statements

Certain statements and information in this press release concerning results for the three and nine months ended September 30, 2014 may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “may,” “plan,” “predict,” “project,” “scheduled,” “should,” “would” and similar expressions and the negatives of such terms are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effect on us. Although management believes that these forward-looking statements are reasonable, as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and management’s present expectations or projections. Important factors that could cause our actual results to differ materially from those in the forward-looking statements include, but are not limited to: general economic conditions and related shifts in market demand that impact the performance and needs of industries served by ArcBest Corporation’s subsidiaries and/or limit our customers’ access to adequate financial resources; unfavorable terms of, or the inability to reach agreement on, future collective bargaining agreements or a workforce stoppage by our employees covered under ABF Freight’s collective bargaining agreement; relationships with employees, including unions; union and nonunion employee wages and benefits, including changes in required contributions to multiemployer pension plans; competitive initiatives, pricing pressures, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates and the inability to collect fuel surcharges; availability of fuel; default on covenants of financing arrangements and the availability and terms of future financing arrangements; availability and cost of reliable third-party services; disruptions or failures of services essential to the operation of our business or the use of information technology platforms in our business; timing and amount of capital expenditures, increased prices for and decreased availability of new revenue equipment and decreases in value of used revenue equipment; future costs of operating expenses such as maintenance and fuel and related taxes; self-insurance claims and insurance premium costs; governmental regulations and policies, including environmental laws and regulations; potential impairment of goodwill and intangible assets; the impact of our brands and corporate reputation; the cost, timing and performance of growth initiatives; the cost, integration and performance of any future acquisitions; the costs of continuing investments in technology, a failure of our information systems and the impact of cyber incidents; weather conditions; and other financial, operational and legal risks and uncertainties detailed from time to time in ArcBest Corporation’s Securities and Exchange Commission public filings.

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Financial Data and Operating Statistics

The following tables show financial data and operating statistics on ArcBest CorporationSM and its subsidiary companies.

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30		Nine Months Ended September 30
	2014	2013	2014	2013
	(Unaudited)
	($ thousands, except share and per share data)

REVENUES	$711,295	$623,414	$1,947,845	$1,720,999

OPERATING EXPENSES	678,354	602,912	1,896,655	1,715,431

OPERATING INCOME	32,941	20,502	51,190	5,568

OTHER INCOME (COSTS)
Interest and dividend income	215	167	600	499
Interest and other related financing costs	(834)	(993)	(2,367)	(3,279)
Other, net	234	1,328	1,549	2,778
	(385)	502	(218)	(2)

INCOME BEFORE INCOME TAXES	32,556	21,004	50,972	5,566

INCOME TAX PROVISION	12,938	7,022	19,339	101

NET INCOME	$19,618	$13,982	$31,633	$5,465

EARNINGS PER COMMON SHARE(1)
Basic	$0.72	$0.52	$1.16	$0.20
Diluted	$0.72	$0.52	$1.16	$0.20

AVERAGE COMMON SHARES OUTSTANDING
Basic	26,054,678	25,736,810	25,979,555	25,690,184
Diluted	26,054,678	25,736,810	25,980,008	25,690,184

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.03	$0.03	$0.09	$0.09

(1)     ArcBest uses the two-class method for calculating earnings per share. This method, as calculated below, requires an allocation of dividends paid and a portion of undistributed net income to unvested restricted stock for calculating per share amounts.

NET INCOME	$19,618	$13,982	$31,633	$5,465

EFFECT OF UNVESTED RESTRICTED STOCK AWARDS	(981)	(585)	(1,591)	(243)

ADJUSTED NET INCOME FOR CALCULATING EARNINGS PER COMMON SHARE	$18,637	$13,397	$30,042	$5,222

ARCBEST CORPORATION

CONSOLIDATED BALANCE SHEETS

	September 30 2014	December 31 2013
	(Unaudited)	Note
	($ thousands, except share data)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$159,382	$105,354
Short-term investments	43,858	35,906
Restricted cash, cash equivalents, and short-term investments	1,385	1,902
Accounts receivable, less allowances (2014 — $5,613; 2013 — $4,533)	243,099	202,540
Other accounts receivable, less allowances (2014 — $1,676; 2013 — $1,422)	6,144	7,272
Prepaid expenses	17,542	19,016
Deferred income taxes	43,352	37,482
Prepaid and refundable income taxes	2,262	2,061
Other	7,489	6,952
TOTAL CURRENT ASSETS	524,513	418,485

PROPERTY, PLANT AND EQUIPMENT
Land and structures	250,816	245,805
Revenue equipment	629,791	589,902
Service, office, and other equipment	128,645	124,303
Software	113,770	110,998
Leasehold improvements	23,941	23,582
	1,146,963	1,094,590
Less allowances for depreciation and amortization	735,090	700,193
	411,873	394,397
GOODWILL	77,078	76,448
INTANGIBLE ASSETS, net	73,919	75,387
OTHER ASSETS	53,184	52,609
	$1,140,567	$1,017,326

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Bank overdraft and drafts payable	$15,914	$13,609
Accounts payable	135,022	89,091
Income taxes payable	16,809	1,782
Accrued expenses	187,682	173,622
Current portion of long-term debt	40,088	31,513
TOTAL CURRENT LIABILITIES	395,515	309,617

LONG-TERM DEBT, less current portion	85,735	81,332
PENSION AND POSTRETIREMENT LIABILITIES	37,272	26,847
OTHER LIABILITIES	14,482	15,041
DEFERRED INCOME TAXES	56,481	64,028

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value, authorized 70,000,000 shares; issued 2014: 27,697,264 shares; 2013: 27,507,241 shares	277	275
Additional paid-in capital	301,365	296,133
Retained earnings	325,910	296,735
Treasury stock, at cost, 1,677,932 shares	(57,770)	(57,770)
Accumulated other comprehensive loss	(18,700)	(14,912)
TOTAL STOCKHOLDERS’ EQUITY	551,082	520,461
	$1,140,567	$1,017,326

Note: The balance sheet at December 31, 2013 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30
	2014	2013
	(Unaudited)
	($ thousands)
OPERATING ACTIVITIES
Net income	$31,633	$5,465
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	60,613	64,439
Amortization of intangibles	3,242	3,130
Pension settlement expense	5,405	1,834
Share-based compensation expense	5,362	3,579
Provision for losses on accounts receivable	1,647	1,658
Deferred income tax benefit	(7,409)	(5,770)
Gain on sale of property and equipment	(597)	(486)
Changes in operating assets and liabilities:
Receivables	(41,180)	(36,513)
Prepaid expenses	1,477	1,768
Other assets	(1,081)	(1,557)
Income taxes	9,981	6,868
Accounts payable, accrued expenses, and other liabilities(1)	49,108	21,836
NET CASH PROVIDED BY OPERATING ACTIVITIES	118,201	66,251

INVESTING ACTIVITIES
Purchases of property, plant and equipment, net of financings	(23,756)	(13,078)
Proceeds from sale of property and equipment	2,701	1,857
Purchases of short-term investments	(25,347)	(21,230)
Proceeds from sale of short-term investments	17,478	21,713
Business acquisition, net of cash acquired	(2,647)	(4,146)
Capitalization of internally developed software	(6,016)	(5,959)
NET CASH USED IN INVESTING ACTIVITIES	(37,587)	(20,843)

FINANCING ACTIVITIES
Payments on long-term debt	(28,024)	(31,775)
Net change in bank overdraft and other	2,304	(2,002)
Net change in restricted cash, cash equivalents, and short-term investments	517	7,757
Deferred financing costs	(61)	(61)
Payment of common stock dividends	(2,458)	(2,418)
Proceeds from the exercise of stock options	1,136	—
NET CASH USED IN FINANCING ACTIVITIES	(26,586)	(28,499)

NET INCREASE IN CASH AND CASH EQUIVALENTS	54,028	16,909
Cash and cash equivalents at beginning of period	105,354	90,702
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$159,382	$107,611

NONCASH INVESTING ACTIVITIES
Accruals for equipment received	$9,632	$264
Equipment financed	$41,002	$36

(1)  2013 includes $17.8 million of cash contributions to the Company’s nonunion defined benefit pension plan.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2014	2013	2014	2013
	(Unaudited)
	($ thousands, except per share data)
ARCBEST CORPORATION — CONSOLIDATED

Net Income
Amounts on a GAAP basis	$19,618	$13,982	$31,633	$5,465
Tax benefits and credits(1)	—	(838)	(701)	(2,474)
Pension settlement expense, after-tax(2)	492	1,121	3,303	1,121
Non-GAAP amounts	$20,110	$14,265	$34,235	$4,112

Diluted Earnings Per Share
Amounts on a GAAP basis	$0.72	$0.52	$1.16	$0.20
Tax benefits and credits(1)	—	(0.03)	(0.03)	(0.09)
Pension settlement expense, after-tax(2)	0.02	0.04	0.13	0.04
Non-GAAP amounts	$0.74	$0.53	$1.26	$0.15

ARCBEST CORPORATION — CONSOLIDATED

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)
Net income	$19,618	$13,982	$31,633	$5,465
Interest and other related financing costs	834	993	2,367	3,279
Income tax provision	12,938	7,022	19,339	101
Depreciation and amortization	22,177	21,569	63,855	67,569
Amortization of share-based compensation	1,694	1,095	5,362	3,579
Amortization of actuarial losses of benefit plans and pension settlement expense(2)	1,480	2,994	7,373	8,818
	$58,741	$47,655	$129,929	$88,811

(1)         Tax adjustments are related to decreases in the deferred tax asset valuation allowances and, for the 2013 periods, alternative fuel tax credits.

(2)         The three and nine months ended September 30, 2014 includes pension settlement expense of $0.8 million (pre-tax) and $5.4 million (pre-tax), respectively. The three and nine months ended September 30, 2013 include pension settlement expense of $1.8 million (pre-tax).

Non-GAAP Financial Measures. ArcBest reports its financial results in accordance with generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP performance measures and ratios utilized for internal analysis provide financial statement users meaningful comparisons between current and prior period results, as well as important information regarding performance trends. Certain information discussed in the scheduled conference call could be considered non-GAAP measures. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, ArcBest’s reported results. Management believes EBITDA to be relevant and useful information as EBITDA is a standard measure commonly reported and widely used by analysts, investors and others to measure financial performance and ability to service debt obligations. However, these financial measures should not be construed as better measurements than operating income, operating cash flow, net income or earnings per share, as defined by GAAP. Other companies may calculate EBITDA differently and, therefore, ArcBest’s EBITDA may not be comparable to similarly titled measures of other companies.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Three Months Ended September 30 2014			Three Months Ended September 30 2013
	(Unaudited)
	($ thousands)
	Operating Income	Depreciation and Amortization	EBITDA	Operating Income	Depreciation and Amortization	EBITDA

Premium Logistics (Panther)(1)	$4,119	$2,891	$7,010	$3,102	$2,665	$5,767
Emergency & Preventative Maintenance (FleetNet)	739	266	1,005	845	138	983
Transportation Management (ABF Logistics)	1,060	256	1,316	541	171	712
Household Goods Moving Services (ABF Moving)	3,309	349	3,658	1,835	354	2,189
Total non-asset-based segments	$9,227	$3,762	$12,989	$6,323	$3,328	$9,651

	Nine Months Ended September 30 2014			Nine Months Ended September 30 2013
	(Unaudited)
	($ thousands)
	Operating Income	Depreciation and Amortization	EBITDA	Operating Income	Depreciation and Amortization	EBITDA

Premium Logistics (Panther)(1)	$11,841	$8,465	$20,306	$3,745	$7,809	$11,554
Emergency & Preventative Maintenance (FleetNet)	2,840	677	3,517	2,367	400	2,767
Transportation Management (ABF Logistics)	2,449	725	3,174	1,564	449	2,013
Household Goods Moving Services (ABF Moving)	3,091	1,043	4,134	2,552	880	3,432
Total non-asset-based segments	$20,221	$10,910	$31,131	$10,228	$9,538	$19,766

(1)         Depreciation and amortization consists primarily of amortization of intangibles, including customer relationships and software associated with the June 15, 2012 acquisition of Panther.

ARCBEST CORPORATION

FINANCIAL STATEMENT OPERATING SEGMENT DATA AND OPERATING RATIOS

	Three Months Ended				Nine Months Ended
	September 30				September 30
	2014		2013		2014		2013
	(Unaudited)
	($ thousands, except percentages)
REVENUES
Freight Transportation (ABF Freight)	$523,351		$471,031		$1,445,079		$1,325,062

Premium Logistics (Panther)	82,784		65,851		236,435		179,533
Emergency & Preventative Maintenance (FleetNet)	40,117		37,047		120,123		102,504
Transportation Management (ABF Logistics)	40,672		28,669		105,882		74,554
Household Goods Moving Services (ABF Moving)	35,338		30,530		72,943		65,358
Total non-asset-based segments	198,911		162,097		535,383		421,949

Other and eliminations	(10,967)		(9,714)		(32,617)		(26,012)
Total consolidated revenues	$711,295		$623,414		$1,947,845		$1,720,999

OPERATING EXPENSES
Freight Transportation (ABF Freight)
Salaries, wages, and benefits	$294,826	56.3%	$276,683	58.7%	$835,354	57.8%	$816,502	61.6%
Fuel, supplies, and expenses	91,406	17.5	84,714	18.0	275,473	19.1	250,486	18.9
Operating taxes and licenses	11,262	2.2	10,864	2.3	34,525	2.4	32,793	2.5
Insurance	6,498	1.2	6,858	1.5	17,859	1.2	17,410	1.3
Communications and utilities	3,768	0.7	3,724	0.8	11,741	0.8	11,535	0.9
Depreciation and amortization	17,746	3.4	17,621	3.7	50,925	3.5	56,162	4.2
Rents and purchased transportation	69,985	13.4	50,507	10.7	172,954	12.0	133,236	10.1
Gain on sale of property and equipment	(333)	(0.1)	(93)	—	(576)	—	(487)	—
Pension settlement expense(1)	627	0.1	1,612	0.3	4,224	0.3	1,612	0.1
Other	2,829	0.6	1,325	0.3	7,211	0.5	5,649	0.4
	498,614	95.3%	453,815	96.3%	1,409,690	97.6%	1,324,898	100.00%

Premium Logistics (Panther)
Purchased transportation	$61,298	74.0%	$50,220	76.3%	$176,057	74.5%	$137,489	76.6%
Depreciation and amortization(2)	2,891	3.5	2,665	4.0	8,465	3.6	7,809	4.3
Salaries, benefits, insurance, and other	14,476	17.5	9,864	15.0	40,072	16.9	30,490	17.0
	78,665	95.0%	62,749	95.3%	224,594	95.0%	175,788	97.9%

Emergency & Preventative Maintenance (FleetNet)	$39,378		$36,202		$117,283		$100,137
Transportation Management (ABF Logistics)	39,612		28,128		103,433		72,990
Household Goods Moving Services (ABF Moving)	32,029		28,695		69,852		62,806
Total non-asset-based segments(1)	189,684		155,774		515,162		411,721

Other and eliminations(1)	(9,944)		(6,677)		(28,197)		(21,188)
Total consolidated operating expenses and costs(1)	$678,354		$602,912		$1,896,655		$1,715,431

(1)          Pension settlement expense totaled $0.8 million (pre-tax) and $5.4 million (pre-tax) on a consolidated basis for the three and nine months ended September 30, 2014, respectively, and $1.8 million (pre-tax) for the three and nine months ended September 30, 2013, respectively. Of the total $5.4 million (pre-tax) pension settlement expense for the nine months ended September 30, 2014, $4.2 million was reported by ABF Freight, $1.1 million was reported in Other and eliminations, and $0.1 million was reported by the non-asset-based segments. Of the total $1.8 million (pre-tax) pension settlement expense for the nine months ended September 30, 2013, $1.5 million was reported by ABF Freight and $0.3 million was reported in Other and eliminations.

(2)          Depreciation and amortization consists primarily of amortization of intangibles, including customer relationships and software associated with the June 15, 2012 acquisition of Panther.

ARCBEST CORPORATION

FINANCIAL STATEMENT OPERATING SEGMENT DATA AND OPERATING RATIOS — Continued

	Three Months Ended September 30		Nine Months Ended September 30
	2014	2013	2014	2013
	(Unaudited)
	($ thousands)
OPERATING INCOME
Freight Transportation (ABF Freight)	$24,737	$17,216	$35,389	$164

Premium Logistics (Panther)	4,119	3,102	11,841	3,745
Emergency & Preventative Maintenance (FleetNet)	739	845	2,840	2,367
Transportation Management (ABF Logistics)	1,060	541	2,449	1,564
Household Goods Moving Services (ABF Moving)	3,309	1,835	3,091	2,552
Total non-asset-based segments	9,227	6,323	20,221	10,228

Other and eliminations(1)	(1,023)	(3,037)	(4,420)	(4,824)
Total consolidated operating income	$32,941	$20,502	$51,190	$5,568

(1)         Other and eliminations for 2013 includes a $1.4 million reserve adjustment related to workers’ compensation claims associated with an insolvent excess insurance carrier.

ARCBEST CORPORATION

OPERATING STATISTICS

	Three Months Ended			Nine Months Ended
	September 30			September 30
	2014	2013	% Change	2014	2013	% Change
	(Unaudited)

Freight Transportation (ABF Freight)

Workdays	64.0	63.5		190.5	190.0

Billed Revenue(1) / CWT	$29.53	$28.67	3.0%	$28.54	$27.78	2.7%

Billed Revenue(1) / Shipment	$389.70	$390.44	(0.2)%	$388.46	$381.11	1.9%

Shipments	1,330,091	1,201,981	10.7%	3,725,093	3,488,337	6.8%

Shipments / Day	20,783	18,929	9.8%	19,554	18,360	6.5%

Tonnage (tons)	877,531	818,471	7.2%	2,535,235	2,393,055	5.9%

Tons / Day	13,711	12,889	6.4%	13,308	12,595	5.7%

(1)         Revenue for undelivered freight is deferred for financial statement purposes in accordance with ABF Freight’s revenue recognition policy. Billed revenue used for calculating revenue per hundredweight measurements has not been adjusted for the portion of revenue deferred for financial statement purposes. Billed revenue has been adjusted to exclude intercompany revenue that is not related to freight transportation services.

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